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                                                        EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 and related Prospectus of MSX International, Inc. for the registration of $100,000,000 of MSX International, Inc. 11 3/8% Senior Subordinated Notes due 2008 of our report dated March 4, 1998 on our audits of the consolidated carve-out financial statements of Geometric Results Incorporated-Service for the two years in the period ended December 31, 1996 and for the eight-month period ended August 31, 1997. We also consent to the reference to our firm under the caption "Experts".

PricewaterhouseCoopers LLP

Detroit, Michigan
July 22, 1998